                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:

     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     /X/ Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12


                            TNP ENTERPRISES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                            TNP ENTERPRISES, INC.
- --------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act
         Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                             TNP ENTERPRISES, INC.

                       4100 INTERNATIONAL PLAZA, TOWER II
                            FORT WORTH, TEXAS  76109
                                 (817) 731-0099


              NOTICE OF ANNUAL MEETING OF HOLDERS OF COMMON STOCK
                          TO BE HELD ON APRIL 28, 1995


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Holders of TNP Enterprises, Inc. Common Stock will be held on Friday, April 28, 1995, at 11:00 a.m., Central Time, at 4100 International Plaza, Tower II, 9th Floor, Fort Worth, Texas 76109 for the following purposes:

1. To elect three Class 1 directors to hold office until the 1998 Annual Meeting of Holders of Common Stock or their respective successors are elected and qualified;


2. To approve the TNP Enterprises, Inc. Equity Incentive Plan attached as Appendix A to the proxy statement following this notice;

3. To approve the TNP Enterprises, Inc. Nonemployee Director Stock Plan attached as Appendix B to the proxy statement following this notice;

4. To ratify the appointment of KPMG Peat Marwick, Certified Public Accountants, as independent auditors for 1995; and

5. To transact any other business that properly may come before the annual meeting or any adjournments of the annual meeting.

         The record date for determining shareholders entitled to notice of and to vote at the annual meeting is the close of business on March 9, 1995.

         Whether or not you expect to attend the annual meeting in person, please complete, sign, and date the enclosed proxy card and return it promptly in the postage-paid envelope provided so that your shares of common stock can be represented and voted at the annual meeting. If you attend the annual meeting, your proxy will be returned to you upon your request and you may vote your shares in person.

                                           By Order of the Board of Directors

                                                   M. D. Blanchard,
                                                   Secretary

Fort Worth, Texas
March 28, 1995

                             TNP ENTERPRISES, INC.

                       4100 INTERNATIONAL PLAZA, TOWER II
                            FORT WORTH, TEXAS 76109

                                PROXY STATEMENT
                                      FOR
                   ANNUAL MEETING OF HOLDERS OF COMMON STOCK
                          TO BE HELD ON APRIL 28, 1995


                    SOLICITATION AND REVOCABILITY OF PROXIES

         On behalf of TNP Enterprises, Inc. ("TNPE"), TNPE's board of directors solicits the enclosed proxy card to be voted at the Annual Meeting of Holders of Common Stock scheduled for Friday, April 28, 1995, at 11:00 a.m., Central Time, at 4100 International Plaza, Tower II, 9th Floor, Fort Worth, Texas 76109 (the "Annual Meeting"). SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES RETURNED TO TNPE ON THE ENCLOSED CARD WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE SHAREHOLDERS' DIRECTIONS MARKED ON THE PROXIES; IF NO DIRECTIONS ARE INDICATED, THEN SHARES REPRESENTED BY PROXY WILL BE VOTED FOR ELECTION OF ALL DIRECTOR NOMINEES AND FOR ALL PROPOSALS SET FORTH IN THE NOTICE OF ANNUAL MEETING PRECEDING THIS PROXY STATEMENT.

         The enclosed proxy card confers discretionary authority to vote with respect to all of the following matters that may come before the Annual
Meeting: (1) matters that TNPE's board of directors does not know a reasonable time before the Annual Meeting are to be presented at the Annual Meeting; (2) approving minutes of the last annual meeting, subject to certain limitations;
(3) electing a substitute director nominee to replace a previous nominee that is unable to serve; (4) shareholder proposals not discussed in this proxy statement; and (5) matters incidental to the conduct of the Annual Meeting. Management does not intend to present any business for a vote at the Annual Meeting other than the matters set forth in the preceding Notice of Annual Meeting, and it has no information that others will do so. If other matters requiring a shareholder vote properly come before the Annual Meeting, then, subject to limitations of applicable regulations under the Securities Exchange Act of 1934, the persons appointed as proxies intend to vote all shares represented by proxy in accordance with their best judgment.

         Any shareholder who has executed and returned a proxy may revoke it at any time before it is voted. A proxy can be revoked by submitting written notice of revocation to TNPE's Secretary, by submitting a new proxy with a later date, or by voting in person at the Annual Meeting after first withdrawing any proxy previously given.

         Proxies to be voted at the Annual Meeting are being solicited by mail and through TNPE's transfer agent, Society National Bank by KeyCorp Shareholder Services, Inc., Dallas, Texas. Officers, directors, and regular employees of TNPE's wholly owned electric utility subsidiary, Texas-New Mexico Power Company ("TNMP"), may assist TNPE in getting proxies returned by telephone or oral communication as part of their ordinary business duties. Brokerage houses and other custodians, nominees, and fiduciaries will be requested to forward solicitation material to beneficial owners of TNPE common stock.

         TNPE will pay for preparing, printing, assembling, and mailing the Notice of Annual Meeting, this proxy statement, the enclosed proxy card, and any additional material, as well as for forwarding solicitation material to beneficial owners of TNPE common stock.

         The preceding Notice of Annual Meeting, this proxy statement, and the enclosed proxy card are first being sent or given to holders of TNPE's common stock on or about March 28, 1995.

                                 VOTING RIGHTS

         The record date for determining shareholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 9, 1995. On that date, 10,882,728 shares of TNPE common stock, no par value, were issued and outstanding. Each share of TNPE common stock is entitled to one vote in director elections and in any other matter that comes before the Annual Meeting. Cumulative voting is not permitted. No other class of TNPE securities is entitled to vote at the Annual Meeting. The presence, in person or by proxy, of shareholders holding a majority of the outstanding shares of TNPE's common stock is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of a plurality of shares of common stock represented at the Annual Meeting and entitled to vote is required to elect directors. All other matters to be voted on will be decided by the affirmative vote of a majority of the shares of common stock represented at the meeting and entitled to vote.

         Abstentions and broker nonvotes are each counted in determining the number of shares present at the Annual Meeting for purposes of a quorum. A broker nonvote occurs if a registered broker-dealer holding customer securities in the broker-dealer's name does not receive instructions from its customer on how to vote the customer's securities. Applicable rules and regulations do not permit the broker-dealer to vote on the customer's behalf on nonroutine matters such as the proposals to approve the TNPE Equity Incentive Plan and the TNPE Nonemployee Director Stock Plan (described after "Compensation of Directors and Executive Officers"). Abstentions and broker nonvotes have no effect on determining plurality, except to the extent that they affect the total votes that any particular candidate receives. Abstentions have the effect of votes against the proposals to approve the TNPE Equity Incentive Plans and the TNPE Nonemployee Director Stock Plan, and broker nonvotes are not counted.


                             ELECTION OF DIRECTORS

         TNPE's board of directors consists of nine members, divided into three classes of three members each: Class 1, Class 2, and Class 3. Directors in each class are elected to serve three-year terms. Only Class 1 positions will be due for nomination and election at the Annual Meeting. Class 2 and Class 3 positions will be due for nomination and election at the 1996 and 1997 annual meetings, respectively. However, directors of any class appointed after the Annual Meeting to fill vacancies on the board will be due for nomination and election at the 1996 annual meeting. TNPE currently also has one advisory director, who attends and participates in, but does not vote in, board meetings. Each nominee director who is elected or re-elected as a TNPE director will be a member of TNMP's board of directors. In 1994, TNPE's and TNMP's boards of directors held four and five meetings, respectively. The boards acted by unanimous consent three times and four times, respectively.

         The persons appointed as proxies intend to vote all shares represented by proxy FOR election of R. Denny Alexander, Sidney M. Gutierrez, and Kevern R. Joyce as Class 1 directors, unless shareholder directions on individual proxy cards indicate otherwise. TNPE's board of directors (with nominee directors abstaining) nominated Messrs. Alexander, Gutierrez, and Joyce, all of whom are currently TNPE and TNMP directors, to stand for election or re-election to TNPE's board of directors until their terms expire or their respective successors are elected and qualified.

         Certain information regarding each nominee and director is provided below. The number of shares of TNPE common stock that each nominee and director owns beneficially is presented in the table in "Security Ownership of Management and Certain Beneficial Owners."

CLASS 1 DIRECTORS AND NOMINEES

         R. DENNY ALEXANDER, age 49, has been a director of both TNPE and TNMP since 1989. Mr. Alexander has owned and managed R. Denny Alexander & Company, an investment management firm, since 1978. He has also served as Managing Partner of OPNB Building Joint Venture, a real estate investment





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
partnership, since 1978. Since 1982, Mr. Alexander has served as director of Overton Bancshares, Inc., a bank holding company, and since 1984 as Chairman of Overton Bank and Trust, National Association, a national bank.

         SIDNEY M. GUTIERREZ, 43, joined TNPE's and TNMP's boards of directors in November 1994. Since 1984, he was a NASA astronaut serving as Space Shuttle Mission Commander and Chief of the Operations Development Branch and, since 1991, an Air Force officer serving in the rank of Colonel, in each case until his retirement in 1994. Since 1994, Mr. Gutierrez has been Manager of the Strategic Initiatives Department at Sandia National Laboratories' Sandia Corporation, a prime contractor for the Department of Energy ("DOE"). He is responsible for integrating DOE technologies with Department of Defense requirements. He is a committee chairman on the Governor's Technical Excellence Committee and a member of the Board of Governors of Goodwill Industries of New Mexico.

         KEVERN R. JOYCE, age 48, was appointed Chief Executive Officer, President, and director of TNPE and TNMP in April 1994. From 1992 until he joined TNPE and TNMP, Mr. Joyce served as Senior Vice President and Chief Operating Officer, and from 1990 to 1992, he was Vice President - Rates and Conservation, of Tucson Electric Power Company. Prior to joining Tucson Electric Power Company, Mr. Joyce was Assistant Controller of Public Service Company of New Hampshire, an electric utility.

         If any nominee for Class 1 director becomes unavailable to serve as a director, then the persons appointed as proxies intend to vote all shares of TNPE common stock represented by proxy for a substitute to be nominated by TNPE's board of directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL CLASS 1 DIRECTOR NOMINEES.

CLASS 2 DIRECTORS

         JOHN A. FANNING, 55, has been a member of TNPE's and TNMP's boards of directors since 1984. He has served as Executive Vice President of Snyder Oil Corporation since March 1990, was President of its subsidiary, Snyder Oil Company, Inc., from 1987 to 1990, and has served on the subsidiary's board of directors since 1981.

         DWIGHT R. SPURLOCK, 62, joined TNPE's and TNMP's boards of directors in 1993. He was both companies' Interim President and Chief Executive Officer from November 1993 to April 1994. Before his retirement in 1992, Mr. Spurlock was TNMP's Sector Vice President - Operations from 1990, and its Vice President
- - Division Manager from 1979 to 1990. Mr. Spurlock has been a director of Texas City National Bank since 1976.

         As previously discussed, Class 2 consists of three members. Dr. T. S. Mackey held the third Class 2 position until his death in February 1994.
TNPE's board of directors and its Personnel, Organization & Nominating Committee are and have been seeking qualified candidates who are not members of TNPE and TNMP management to fill the Class 2 vacancy. The board expects to appoint a new Class 2 director in 1995, who will stand for election at the 1996 annual meeting.

CLASS 3 DIRECTORS

         CASS O. EDWARDS, II, 68, has been a member of TNPE's and TNMP's boards of directors since 1984, and 1975, respectively. Mr. Edwards has served as Managing Partner of Edwards - Geren Limited, a ranching and farming company, since 1952. He has been Chairman of Overton Bancshares, Inc., a bank holding company, and a director of Overton Bank and Trust, National Association, since 1982. He also has been Chairman and President of Cassco Land Company, Inc., a real estate development company, since 1954.





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
         HARRIS L. KEMPNER, JR., 55, has been a TNPE board member since 1984, and a TNMP board member since 1980. He has been President of Kempner Capital Management, an investment advisory firm, since 1981; a Trustee of H. Kempner Trust Association, which engages in investments, since 1964; Chairman Emeritus and Advisor to the board of United States National Bank, located in Galveston, Texas, since 1992; a director of Balmorhea Ranches, a cattle operation, Imperial Holly Corp., a sugar products company, and Cullen/Frost Bankers, Inc., a bank holding company, since 1982; a director of American Indemnity Company, an insurance company, since 1987; and a director of American Indemnity Financial, an insurance company, since 1990.

         R. D. WOOFTER, 71, has been a TNPE board member and Chairman of the Board since 1983, a TNMP board member since 1975, and Chairman of the TNMP board since 1977. Mr. Woofter will be retiring from both companies' boards effective April 28, 1995. TNMP's board of directors and its Personnel, Organization & Nominating Committee are seeking qualified candidates who may or may not be members of TNPE and TNMP management to fill the Class 3 vacancy resulting from Mr. Woofter's retirement. The board expects to appoint a new Class 3 director in 1995, who will stand for election at the 1996 annual meeting.

ADVISORY DIRECTOR

         DENNIS H. WITHERS, 49, has been an advisory director of TNPE's and TNMP's boards of directors since December 1, 1994. He has been President of Trinity Forge, Inc., a metal forging manufacturing company, since 1979, and a director since 1972. He has been a director of Overton Bancshares, Inc., a bank holding company, since 1985, and a director of Overton Bank and Trust, National Association, since 1993.

BOARD COMMITTEES

         TNPE's board of directors has three committees: an Audit Committee, a Financial Committee, and a Personnel, Organization & Nominating Committee.

   The Audit Committee

         The Audit Committee recommends to the full board an accounting firm to serve as independent auditors of TNPE and TNMP; determines and reviews internal and external audit staff qualifications; meets and reviews with the independent auditors and the internal audit manager corporate financial reporting and accounting procedures and policies, financial reporting and accounting adequacy, operating controls, and the scope of all independent and internal audits; and makes appropriate recommendations to the full board of directors. Current Audit Committee members are Messrs. Alexander, Edwards, and Woofter. The Audit Committee met twice in 1994.

  The Financial Committee

         The Financial Committee reviews and approves securities offerings and capital and other budgets, reviews strategic, financial, and other plans, and reports and recommends in its discretion to the full board on internal financial affairs. Current Financial Committee members are Messrs. Alexander, Kempner, Spurlock, and Woofter. The Financial Committee held four meetings in 1994.

  The Personnel, Organization & Nominating Committee

         The Personnel, Organization & Nominating Committee evaluates and recommends levels of executive compensation and benefits not generally available to all employees, studies individual qualifications of, and recommends to the full board, nominees for director positions that have become vacant or are due for nomination and election, and considers director nominees recommended by shareholders. TNPE's bylaws require generally that shareholder nominations be delivered to the committee at least 30 but not more than





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
60 days before the first anniversary of the notice to shareholders of the preceding year's annual meeting, with certain exceptions. A shareholder nomination must include the shareholder's name and address, the class and number of TNPE shares that the shareholder owns beneficially and of record and the date on which each was acquired, sufficient information about the nominee to satisfy applicable requirements of Regulation 14A under the Securities Exchange Act of 1934, and the nominee's consent.

         The Personnel, Organization & Nominating Committee also recommends director compensation and benefits. Committee members currently are Messrs. Edwards, Fanning, and Woofter. The Personnel, Organization & Nominating Committee held four meetings in 1994.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

         Other than the Chairman of the Board, each member of TNPE's and TNMP's boards of directors and the advisory director who is not a TNPE, TNMP, or subsidiary officer has received a $4,500 annual retainer from each of TNPE and TNMP. The Chairman received a $36,000 annual retainer from each company. The Chairman has served as agent for the boards of both companies and has been a member of all board committees. Each director, advisory director, and board committee member also received $500 for each TNPE and TNMP board and committee meeting that the director, advisory director, or committee member attended. However, if meetings of both boards or any of their committees were held on the same day, then the meeting fee was limited to $500 split evenly between TNPE and TNMP.

         Beginning in 1994, the board's Personnel, Organization & Nominating Committee reviewed director compensation with assistance from an international compensation consulting firm. This committee surveyed a group of similarly sized companies concerning their director compensation practices. As a result of the survey, the committee determined that TNPE's and TNMP's board compensation was lower than the average board compensation of the survey group. The committee believed it advisable to bring TNPE's and TNMP's director compensation closer to the average survey group level so that TNPE and TNMP could continue to attract and retain qualified candidates to serve as board members. For this reason, the committee recommended and the full board approved a net average increase in total annual director compensation, the total package to consist of slightly less cash than was being paid previously and, subject to shareholder approval of the TNPE Nonemployee Director Stock Plan, shares of TNPE common stock. If this plan is approved at the Annual Meeting, then directors will receive automatic awards of 525 shares of TNPE common stock per year as a portion of their annual retainer. The proposed cash portion of the retainer will be $8,000 for nonemployee directors. Based on the January 31, 1995, New York Stock Exchange $15.50 closing price for one share of TNPE common stock, the value of the proposed stock portion of the annual retainer for nonemployee directors is $8,138. The Personnel, Organization & Nominating Committee also recommended and the full board approved an increased board and committee meeting fee of $750 cash, effective following the Annual Meeting. See "Proposal to Approve the TNPE Nonemployee Director Stock Plan--General."

EXECUTIVE COMPENSATION REPORT OF THE PERSONNEL, ORGANIZATION & NOMINATING COMMITTEE

         The Personnel, Organization & Nominating Committee of TNPE's board of directors (referred to as the "Personnel Committee" in this report) reviewed compensation practices and made recommendations to the full board on all executive officers' compensation, with special attention to the Chief Executive Officer.

  Compensation Philosophy and Strategy

         The principal objectives of the executive compensation program are to:

- --       attract and retain qualified executive officers with a market competitive rate of base pay; and





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
- --       provide incentive compensation that rewards executive officers for corporate performance that benefits the shareholders.

         Executive compensation consisted only of base salary before 1994. During its recent search for a new President and Chief Executive Officer, however, the Personnel Committee concluded that executive compensation in the current market typically includes short-and long-term incentive compensation opportunities. Based upon this conclusion and recognizing the executive officers' significant accomplishments under the new Chief Executive Officer's leadership in favorably resolving significant uncertainties affecting TNPE's performance, preparing a foundation for financial recovery, and planning for new strategic opportunities, the full board, with the Personnel Committee's approval, awarded cash bonuses to all executive and other officers and to certain key management personnel.

         Further as a result of the Personnel Committee's conclusion concerning market prevalence of incentive compensation, it recommended and the full board approved the TNPE Equity Incentive Plan, subject to shareholder approval. See "Proposal to Approve TNPE Equity Incentive Plan." The Personnel Committee also believes that the compensation structure should include an incentive component that aligns the interests of all employees with those of TNPE's shareholders. Therefore, in addition to the TNPE Equity Incentive Plan, the Personnel Committee also recommended and the full board approved the Management Short-Term Incentive Plan (the "Management Cash Incentive Plan") and the Broad-Based Short-Term Incentive Plan (the "All Employee Cash Incentive Plan") described below. These plans authorize the Personnel Committee to make cash incentive awards to eligible participants.

         The Personnel Committee intends for the incentive compensation packages, all of which depend on achieving pre-established goals, to replace the more subjective bonus awards made in 1994. The Personnel Committee believes that the shareholders have interests both in receiving dividends and in capital growth and that the combination of awards best aligns the executive officers' interests with those of TNPE's shareholders.

         The Personnel Committee plans to continue using a compensation survey group to establish executive salary ranges. The compensation survey group, which consists of Edison Electric Institute Survey companies with revenues from $300 to $600 million, changes slightly from year to year based on each group member's current revenues and willingness to participate in the survey. In 1994, 14 companies participated in the group. Due to their revenue size, none of these were included in the S&P Electric Companies Index used as a new peer group elsewhere in this proxy statement to compare performance of TNPE's common stock for the last five years. The Personnel Committee intends to continue establishing executive base salary ranges with control points that approximate the compensation survey group's average salary range. For information concerning the members of the Edison Electric Institute Survey group, and the five-year cumulative total return of TNPE's common stock relative to the S&P Electric Companies Index, see "Compensation of Directors and Executive Officers--Five-Year Comparison of Cumulative Total Return."

         Although explicit performance criteria are not used to establish base salary ranges, they will be used for earning, vesting, and paying both short- and long-term incentive compensation currently proposed under all incentive compensation plans. Criteria used to determine earnout, vesting, and payment of proposed short-term stock awards to designated management participants are earnings per share and factors developed to measure operations and maintenance costs, system reliability, and safety. The board intends to use other factors measuring customer and employee satisfaction, community relations, and environmental effectiveness in the future. Criteria used to determine earnout, vesting, and payment of proposed long-term stock awards to designated management participants include improvement in TNPE's competitive position relative to a group of its competitors and total shareholder return. The first measure will be based on retail rate comparison. The second measure will consist of matrices that compare TNPE's total shareholder return to that of both the S&P 500 Index and the S&P Electric Companies Index. Weighting of criteria used to determine vesting and payment of potential awards is expected to change from year to year based on changing market conditions. The Personnel Committee believes that, because





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
of the executive officers' greater influence on corporate financial performance, greater weighting of the financial measurements is more appropriate for them than for nonmanagement employees. All criteria used for incentive compensation proposed for 1995 are included in or compatible with TNPE's strategic plan presented to the board earlier this year.

  Employee Cash Incentive Plans

         Management Cash Incentive Plan. The Management Cash Incentive Plan authorizes the Personnel Committee to make cash incentive awards to eligible participants. All TNPE and TNMP management employees are eligible to participate in this plan. However, the board currently plans to make cash awards under this plan only to certain executive officers, including those named in the Summary Compensation Table above in "Compensation of Directors and Executive Officers--Executive Compensation" who have not retired, and key personnel designated by the board in its discretion. The amounts of the awards are established at the beginning of each year and are within the Personnel Committee's discretion. For 1995, potential cash awards to each eligible participant are expected to equal percentages ranging from 7.5% to 18.75% of salary, depending on each participant's salary grade.

         All Employee Cash Incentive Plan. The All Employee Cash Incentive Plan also authorizes the Personnel Committee to make cash incentive awards to eligible participants. All full-time hourly and salaried employees of TNPE and its subsidiaries are eligible and expected to participate in this plan, including those named in the Summary Compensation Table in "Compensation of Directors and Executive Officers--Executive Compensation" who have not retired. The amounts of the awards are established at the beginning of each year and are within the Personnel Committee's discretion. For 1995, potential cash awards are expected to equal 4% of each participant's annual wages or salary.

         General. With respect to both cash incentive plans, potential cash awards may depend on pre-established corporate financial and operational goals and individual goals being achieved for the year of the award. The portion of a potential cash award related to a particular goal is not earned unless that goal is achieved for the year in question. Whether awards have been earned is determined at year-end, with awards earned being paid as soon as practicable after that determination, subject to any applicable vesting restrictions. Potential cash awards generally will be forfeited upon employment termination for reasons other than retirement, death, or disability or involuntarily without cause, unless the Personnel Committee determines otherwise.

         Estimated Executive Compensation Under Proposed and Approved Employee Incentive Plans. In addition to the total estimated benefits proposed to be awarded in stock under the TNPE Equity Incentive Plan to Kevern R. Joyce, Jack
V. Chambers, Allan B. Davis, and Larry W. Dillon set forth in the New Plan Benefits table below in "Proposal to Approve the TNPE Equity Incentive Plan," the total estimated amounts of cash incentive awards proposed to be paid in 1995 to these executives under the Management Cash Incentive Plan and the All Employee Cash Incentive Plan are: Messrs. Joyce, $69,684; Chambers, $39,748; Davis, $21,050; and Dillon, $21,050. The total dollar value of estimated benefits proposed to be paid under all three plans (i) to executive officers of TNPE and its subsidiaries other than those named above are: Manjit S. Cheema, $74,921; Michael D. Blanchard, $60,809; W. Douglas Hobbs, $67,620; Ralph S. Johnson, $67,620; and (ii) to Kristi D. Cheema are $35,373. Ms. Cheema is TNMP's Director of Information Services. She and Manjit S. Cheema, Chief Financial Officer, are married to each other. All of the foregoing estimates are based upon the same assumptions as set forth under "1995 Contingent Benefits" below in "Proposal to Approve the TNPE Equity Incentive Plan."

         Internal Revenue Code Section 162(m). The Personnel Committee currently anticipates that total amounts to be paid to executive officers under all the incentive plans, together with base salary, will not exceed the deductibility limits of Internal Revenue Code Section 162(m) (the "IRS Code"). However, the Personnel Committee intends for shareholder approval of the Incentive Plan to qualify all amounts paid





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
under this plan for federal income tax deductibility regardless of whether the total amounts paid would otherwise exceed the deductibility limits.

  Determination of Chief Executive Officer and Other Executive Compensation

         General. The Personnel Committee places particular emphasis on individual leadership and management performance in determining the Chief Executive Officer's salary level. Principal performance factors of relatively equal importance are (i) establishing and recommending to the board strategic direction for TNPE and its subsidiaries, (ii) building and maintaining a sound management team, (iii) providing leadership for achieving corporate goals and objectives, and (iv) monitoring and evaluating corporate performance and recommending to the board and executing as necessary actions to respond to performance results.

         Specific Considerations in 1994. Following an exhaustive national search, Kevern R. Joyce was employed as President and Chief Executive Officer effective April 12, 1994. In establishing Mr. Joyce's base salary, the Personnel Committee weighed his previous broad experience at Tucson Electric Power Company and Public Service Company of New Hampshire and the Personnel Committees' perception of market competitive base salary. The Personnel Committee used the services of an international executive search and consulting firm in locating candidates for the position and determining an appropriate base salary. Appropriate base salary for all executives, including the interim and current Chief Executive Officer, is based on Personnel Committee discretion.

         Entering 1994, TNPE faced several challenges, including obtaining adequate rate relief, resolving continuing uncertainties, and determining appropriate strategies for its future. During the year, TNPE successfully obtained the needed rate relief, resolved the uncertainties, and began the ongoing process of making strategic decisions for its future. The Personnel Committee carefully considered the impact each executive officer had on these events in determining adjustments to base salaries within the approved ranges and in authorizing bonuses. The President and Chief Executive Officer's bonus was based not only upon the foregoing factors, but also upon his demonstrated leadership in reorganizing TNPE's personnel and management structure, establishing a sound management team, and guiding the management team in establishing a new strategic plan. Appropriate bonuses were based on Personnel Committee discretion.

         Following James M. Tarpley's resignation in 1993 as Chief Executive Officer and director, the board of directors named Dwight R. Spurlock as Interim President and Chief Executive Officer. Mr. Spurlock's compensation was established to be commensurate with the duties and requirements of the interim position.

  Peer Group Index

         The Personnel Committee decided to change from the peer group index used previously for performance comparison purposes to the S&P Electric Companies Index. Among the reasons for the change is that the S&P Electric Companies Index is both publicly available and representative of the electric utility industry's performance. The Personnel Committee also believes that the S&P Electric Companies Index provides a more meaningful comparison to investors. The Personnel Committee is using the S&P Electric Companies Index as a comparison group in establishing performance goal ranges for awards under all proposed or approved TNPE incentive compensation plans. Finally, the peer group used for the last several years has become more difficult to track and less representative as a comparable peer group due to the bankruptcy, merger, or reorganization of a number of the group's members.

  Conclusion

         The Personnel Committee believes that its new compensation policies will serve the best interests of TNPE and its subsidiaries and believes that 1994 executive compensation adequately reflects corporate and individual performance in the current operating environment.

                 Personnel, Organization & Nominating Committee

                 Cass O. Edwards II
                 R. D. Woofter
                 John A. Fanning

         The Executive Compensation Report of the Personnel, Organization & Nominating Committee and the performance graphs that follow will not be deemed incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that TNPE specifically incorporates the information by reference.

FIVE YEAR COMPARISON OF CUMULATIVE TOTAL RETURN

         During its efforts to establish appropriate incentive compensation plans, the Personnel, Organization & Nominating Committee of TNPE's board of directors reviewed the ongoing appropriateness of its then existing performance graph. Following its review and for reasons stated in its report above, this committee decided to use the S&P Electric Companies Index as its new peer group. The first graph below shows TNPE's performance relative to the previous peer group, the Edison Electric Institute Survey Group (the "EEI Group"), and to the S&P 500 Index. The EEI Group includes Central Hudson Gas & Electric, Central Louisiana Electric, Eastern Utilities, El Paso Electric, Idaho Power, Iowa-Illinois Gas & Electric, Kentucky Energy, Minnesota Power, Nevada Power, TNP Enterprises, Inc., Tucson Electric Power, and Washington Water Power.
These companies make up the majority of the compensation comparison group that the Personnel, Organization & Nominating Committee has used for several years in establishing Chief Executive Officer and other executive salary ranges. Due to the size of the companies included in the new peer group, the committee believes it is appropriate to continue using its current compensation survey group for establishing compensation rather than using companies from the new peer group. The second graph below shows TNPE's performance relative to the newly selected peer group, the S&P Electric Companies Index, and to the S&P 500 Index. Both graphs span TNPE's last five years, assume that $100 is invested at the close of trading on December 31, 1989, and are calculated assuming quarterly reinvestment of dividends and quarterly weighting by market capitalization.

                                   [GRAPH]

                            DEC-89   DEC-90    DEC-91   DEC-92    DEC-93   DEC-94
                            ------   ------    ------   ------    ------   ------
TNP ENTERPRISES, INC.        $100     $101     $108      $115      $109     $107
S&P 500(RM)                  $100      $97     $126      $136      $150     $152
PEER GROUP INDEX             $100      $91     $110      $119      $134     $118

                                   [GRAPH]


                            DEC-89   DEC-90    DEC-91   DEC-92    DEC-93   DEC-94
                            ------   ------    ------   ------    ------   ------
TNP ENTERPRISES, INC.        $100     $101     $108      $115      $109     $107
S&P 500(RM)                  $100      $97     $126      $136      $150     $152
S&P (RM) ELECTRIC
 COMPANIES INDEX             $100     $103     $134      $141      $159     $138

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Personnel, Organization & Nominating Committee recommends to the full board appropriate executive compensation levels. Committee members are Messrs. Cass O. Edwards, II, John A. Fanning, and R. D. Woofter.

         Mr. Woofter, Chairman of the Board and formerly TNPE's and TNMP's Chief Executive Officer and President, retired as a TNPE and TNMP officer in 1988. He will be retiring as Chairman of the Board of Directors after the Annual Meeting.

         Mr. Edwards, a Class 3 director whose term will expire in 1997, is a director of Overton Bank and Trust, National Association, and Chairman of its parent holding company, Overton Bancshares, Inc.

         In addition, R. Denny Alexander, a Class 1 director nominee whose term, if elected, will expire in 1998, is a director of Overton Bancshares, Inc. and Chairman of Overton Bank and Trust, National Association, and Dennis
H. Withers, an advisory director, is a director of both Overton Bancshares, Inc. and Overton Bank and Trust, National Association. TNPE and TNMP use Overton Bank and Trust, National Association, for general banking and short-term investments in the ordinary course of business. All such transactions are conducted on substantially the same terms, including collateral and interest rates, as those prevailing at the time for comparable transactions between the bank and its other customers.

EXECUTIVE COMPENSATION

         The following table summarizes the compensation paid to the Chief Executive Officer, the Interim Chief Executive Officer, and each of the four other most highly compensated executive officers of TNPE and its subsidiaries for services rendered in all capacities to TNPE and its subsidiaries during 1994, 1993, and 1992.

                           SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION
                                         ----------------------------------------------
                                           FISCAL                       OTHER ANNUAL               ALL OTHER
NAME & PRINCIPAL POSITION                  YEAR    SALARY       BONUS  COMPENSATION (1)          COMPENSATION (2)
- -------------------------                --------- ------      ------ -----------------     -------------------------
                                                                                            (a)       (b)      (c)
Kevern R. Joyce, President & Chief         1994    $212,307     $75,000       $41,869       $--      $1,008    $ 1,008
  Executive  Officer (3)                   1993       --          --            --          --          --       --
                                           1992       --          --            --          --          --       --

DWIGHT R. Spurlock, Interim President &    1994     143,164       --           20,239       --          --       --
  Chief Executive Officer (3)              1993      77,801       --            --          --          --       --
                                           1992     156,649       --           24,885       8,728         704    9,432

D. R. Barnard, TNPE Vice President &       1994     165,470       --            --          5,691       2,571    8,262
  Chief Financial Officer, TNMP Senior     1993     147,857       --            --          --            801      801
  Vice President & Chief Financial         1992     155,993       --            --          8,728         628    9,410
  Officer (4)

Jack V. Chambers, TNMP Senior              1994     154,266      40,000         --          4,837         458    5,295
  Vice President & Chief Customer          1993     148,404       --            --          --            801      801
  Officer                                  1992     154,094       --            --          8,728         704    9,432

Allan B. Davis, TNMP Vice President        1994     133,230      10,000         --          4,295       1,830    6,125
  & Regional Customer Officer              1993     120,224       --            --          --            609      609
                                           1992     116,031       --            --          6,730         487    7,217

Larry W. Dillon, TNMP Vice President       1994     129,319      15,000         --          4,029         244    4,273
  & Regional Customer Officer              1993     114,697       --           11,984       --            542      542
                                           1992     113,584       --            --          6,734         514    7,248


- ------------------------

(1) Other Annual Compensation included in the table consists of allowances or reimbursements for relocation expenses except that Mr. Joyce's total includes $1,869 imputed income for personal use of a company car. Certain of TNPE's and TNMP's executive officers other than those for whom amounts are included in the table received personal benefits in addition to salary and cash bonuses. However, the total amounts of the personal benefits do not exceed the lesser of $50,000 or 10% of the officers' total annual salary and bonus except as reported in the table.
(2) All Other Compensation consists of (a) amounts that TNMP contributed to the Thrift Plan (as defined below in "Compensation of Directors and Executive Officers--Thrift Plan"), (b) premiums for group life insurance, and (c) the sum of (a) and (b).
(3) Mr. Joyce joined TNPE and its subsidiaries effective April 12, 1994. Mr. Spurlock served as Interim President and Chief Executive Officer until Mr. Joyce's appointment; he then returned to retirement, which he had taken effective December 31, 1992.
(4)      Mr. Barnard retired effective December 31, 1994.

PENSION PLAN

         The following table sets forth certain information concerning annual benefits payable at normal retirement at age 65 to TNPE and TNMP employees under TNMP's pension plan.

                               PENSION PLAN TABLE

                                                                YEARS OF SERVICE
                                 -----------------------------------------------------------------------------
      REMUNERATION (1)             15             20            25            30           35             40
      ----------------           -------       -------      -------        -------       -------       -------
         $125,000                $30,057       $40,076      $50,095        $60,114       $70,133       $78,258
          150,000                 36,432        48,576       60,720         72,864        85,008        94,758
          175,000                 42,807        57,076       71,345         85,614        99,883       111,258
          200,000                 49,182        65,576       81,970         98,364       114,758       127,758
          250,000                 61,932        82,576      103,220        123,864       144,508       160,758
          300,000                 74,682        99,576      124,470        149,364       174,258       193,758
          350,000                 87,432       116,576      145,720        174,864       204,008       226,758
          400,000                100,182       133,576      166,970        200,364       233,758       259,758
          450,000                112,932       159,576      188,220        225,864       263,508       292,758
          500,000                125,682       167,576      209,470        251,364       293,258       325,758

- ------------------------

(1) Benefits in other than the $125,000 row are shown without taking into account IRS Code Section 415 limits or the $150,000 salary cap in effect after 1993, resulting from IRS Code Section 401(a)-17-1 limits. Consequently, a portion of the benefits would be paid from the unfunded Excess Benefit Plan (as defined below).

         Potentially all employees are eligible to participate in TNMP's noncontributory defined benefit retirement plan (the "Pension Plan"). Because TNMP's Pension Plan is a defined benefit plan, annual contributions to the Pension Plan are computed on an actuarial basis and cannot be calculated readily on a per person basis. Benefits for each eligible employee are based on the employee's years of service computed through the month in which the employee retires multiplied by a specified percentage of the employee's average monthly compensation for each full calendar year of service completed after 1993. Average monthly compensation for executive officers named in the Summary Compensation Table above in "Compensation of Directors and Executive Officers--Executive Compensation" consists only of salary. Pension benefits are not subject to deduction for Social Security benefits, but are subject to reduction for retirement prior to age 62. TNMP made no contribution to the Pension Plan for 1994.

         Highly compensated employees whose pensions are subject to reduction below the amount that the Pension Plan otherwise would have provided as a result of compliance with IRS Code Sections 415 and 401(a)-17-1, and who the board of directors designate as eligible, may also participate in TNMP's unfunded "Excess Benefit Plan." As of the date of this proxy statement, 10 active or retired employees have been designated as eligible to participate in the Excess Benefit Plan, including the executive officers named in the Summary Compensation Table located as described in the preceding paragraph. The two retired employees are now receiving excess benefit payments. TNMP owns policies insuring their lives. Policy proceeds are payable to TNMP to reimburse it for its payments to the retirees under the Excess Benefit Plan.

         As of December 31, 1994, TNMP's Chief Executive Officer, Interim Chief Executive Officer, and four other most highly compensated executive officers were credited with the years of service set forth in the following table. Executive pension benefits are computed actuarially.

                          EXECUTIVE PENSION BENEFITS

                     NAME                     YEARS OF CREDITED SERVICE
           ----------------------------       -------------------------
           Kevern R. Joyce                      13 years,  9 months (1)
           Dwight R. Spurlock                   33 years, 7 months (2)
           D. R. Barnard                        33 years, 6 months (2)
           Jack V. Chambers                     15 years, 11 months
           Allan B. Davis                       29 years, 7 months
           Larry W. Dillon                      20 years, 0 months

- ------------------------

(1) In accordance with TNPE's employment contract with Mr. Joyce, he was credited with 13 years of service earned prior to joining TNPE and TNMP.
(2) Messrs. Spurlock and Barnard retired effective December 31, 1992, and 1994, respectively.

THRIFT PLAN

         TNMP maintains a deferred compensation plan under IRS Code Section 401(k) called the "Texas-New Mexico Power Company Thrift Plan for Employees" (the "Thrift Plan"). All employees of TNPE and its subsidiaries are eligible to participate in the Thrift Plan. Eligible employees may elect to contribute up to 12% of their compensation, as defined in the Thrift Plan, subject to the maximum amount allowed under the IRS Code. Participating employees may elect to increase or decrease the amount of their contributions on a daily basis. Contributions, if any, by TNMP for the benefit of participants are made in amounts equal to 50% of the participant's contributions up to the lesser of 6% of eligible pay, as defined in the Thrift Plan, subject to the maximum amount allowed under the Internal Revenue Code. TNMP may make matching contributions equal to between 50% and 100% of an employee's eligible contribution (6% of eligible pay) if certain performance goals are met. A participant's vested interest in the Thrift Plan is distributed upon the participant's retirement, permanent and total disability, death, or termination of employment and in certain other circumstances permitted by applicable law. The TNMP and participant's contributions to the Thrift Plan are always 100% vested. Participant contributions to the Thrift Plan and earnings on participant contributions are generally tax deferred and, as such, are not subject to tax until distributed, subject to restrictions imposed by the Internal Revenue Code.

         NCNB Texas National Bank serves as trustee of the Thrift Plan. Thrift Plan participants are entitled to elect to have contributions to their respective accounts invested in one or more money market, equity, and bond funds permitted for Thrift Plan investments, as well as in shares of TNPE common stock. Thrift Plan participants are entitled to (i) direct voting of any TNPE common stock held in their accounts on all matters submitted to shareholders for a vote and (ii) dispose of any TNPE common stock held in their accounts and make other permitted Thrift Plan investments.

EMPLOYMENT CONTRACTS

         On March 28, 1994, TNPE contracted to employ Kevern R. Joyce as President and Chief Executive Officer. In general, Mr. Joyce's employment contract provides for an annual base salary of $300,000, adoption of an incentive compensation plan, and a $40,000 relocation allowance. The contract also waives all eligibility requirements for participating in TNMP's various benefit plans, thus enabling Mr. Joyce to participate in those plans immediately. Finally, the contract entitles Mr. Joyce to retire with 30 years of total service credit if he remains with TNPE and its subsidiaries until age 65, in effect crediting Mr. Joyce with 13 years of prior service. Mr. Joyce's retirement payments would be reduced by and to the extent of any retirement payments that he receives from other employers or their successors.

         Employment severance contracts between TNMP and its officers and other key personnel have been in effect since 1988. The principal purpose of the contracts is to encourage retention of management and other key personnel required for the orderly conduct of TNMP's business during any threatened or pending acquisition of TNPE or TNMP and during any ownership transition. Certain TNMP officers and managers have three-year contracts; other key personnel have two-year contracts. The contracts for certain officers and managers, including the executive officers named in the Summary Compensation Table in "Compensation of Directors and Executive Officers--Executive Compensation" who did not retire, provide for lump sum compensation payments equal to three times the officers' current annual salaries and other rights. Other key personnel contracts provide for payments equal to their annual salary. The lump sum payments for both officers and other key personnel become effective only if their employment is terminated or they suffer other adverse treatment following a "change in control" of TNPE or TNMP. A "change in control" includes, among other things, certain substantial changes in the corporate structure, ownership, assets, existence, or board of directors of either entity. TNMP's board of directors has reviewed the contracts annually and determined whether to extend them for an additional year, in effect returning them to their original three- or two-year term each year. However, some were last extended by TNMP's board of directors at its November 1993 meeting. The contracts of all executives named in the Summary Compensation Table mentioned above were extended at the board's November 1994 meeting.

         Effective November 9, 1993, to April 12, 1994, TNPE and TNMP contracted to employ D. R. Spurlock as Interim President and Chief Executive Officer. The contract provided for TNMP to pay Mr. Spurlock $30,000 per month and to reimburse certain expenses he incurred during the interim period. Mr. Spurlock received no benefits generally made available to other employees, such as pension accrual and enhanced medical benefits. The contract terminated effective April 12, 1994, when Kevern R. Joyce became TNPE's and TNMP's President and Chief Executive Officer.


               PROPOSAL TO APPROVE THE TNPE EQUITY INCENTIVE PLAN

GENERAL

         On March 6, 1995, the board of directors, with the eligible employee director abstaining, unanimously approved the TNPE Equity Incentive Plan attached to this proxy statement as Appendix A (the "Incentive Plan"), subject to approval by TNPE's shareholders. The board believes that implementing the Incentive Plan will sustain and improve its participants' interests and efforts on behalf of the shareholders' interests. The Incentive Plan is designed to provide incentive compensation opportunities that are competitive both within the utility industry and across general industry, which the board believes to be important in an increasingly changing business environment.

         In developing the Incentive Plan, the board sought to have available a variety of stock and stock-based incentive awards that could be both administered flexibly and capable of responding to the changing needs of TNPE and its subsidiaries over time. Changes are frequent in tax law, accounting rules, securities regulations, and other laws and rules affecting compensation and benefit plans. The board believes that maintaining the alignment of interests between the shareholders and Incentive Plan participants will require flexibility to develop meaningful programs on an ongoing basis. The Incentive Plan grants a committee, designated by the board and comprised solely of independent directors, the authority to determine appropriate terms and restrictions for any particular awards as facts and circumstances warrant.

         Consistent with the board's objectives and as described further below, the Incentive Plan provides TNPE and its subsidiaries with the ability to award stock and stock-based incentive compensation of several types. The particular type of award to be made and the specific terms of each award are within the discretion of the board committee charged with the duty of administering the Incentive Plan. This committee's objective is to design and award incentive packages encompassing specific goals for specific employees and considering specific market conditions at the time of the award. For 1995, the committee has tentatively approved both short- and long-term incentive stock award packages for eligible participants under the Incentive Plan, subject to shareholder approval of the Incentive Plan.

DESCRIPTION OF THE INCENTIVE PLAN

         The following summary description of the Incentive Plan is qualified by reference to Appendix A.

  Purpose

         The purpose of the Incentive Plan is to promote TNPE's success and enhance its value by linking participants' personal interests to those of TNPE's shareholders and by providing participants with an incentive for outstanding performance. The Incentive Plan is also intended to provide TNPE with flexibility to design compensation packages that attract, motivate, and retain the services of participants on whose judgment, interest, and special effort TNPE depends for success. See also "Compensation of Directors and Executive Officers--Employment Contracts."

  Administration

         The Incentive Plan will be administered by a committee (the "Incentive Plan Committee") of the board of directors having at least two members. Only independent directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (exempting qualified employee benefit plans from insider trading prohibitions) may serve as Incentive Plan Committee members. This committee is permitted to establish and change rules for administering the Incentive Plan. The Incentive Plan Committee is authorized to (i) designate participants to whom awards will be made, (ii) determine award sizes, types, terms, conditions, and methods of payment, whether dividend equivalents will be included with awards, and participant rights upon termination of employment, and (iii) amend terms of outstanding awards, subject to certain limitations. As defined in the Incentive Plan, "dividend equivalents" are contingent rights to dividends declared on securities underlying Incentive Plan awards. The Incentive Plan Committee may also permit or require participants to defer cash and stock award payouts. The Incentive Plan Committee expects to authorize Incentive Plan awards that comply with IRS Code Section 162(m), (as discussed further below) unless it determines that noncomplying awards will best serve TNPE's interests with respect to a particular award or executive officer.
Award terms and conditions chosen by the Incentive Plan Committee will be documented in an "Award Agreement." Except as provided to the contrary in the Incentive Plan, all terms and conditions of Incentive Plan awards described in this proxy statement generally are subject to Incentive Plan Committee discretion. The Incentive Plan Committee is not permitted to replace outstanding awards that it has cancelled with substitute awards. Incentive Plan Committee decisions pursuant to the Incentive Plan, and all related full board orders, will be final and binding on all interested persons.

  Shares Subject to Awards

         The board of directors reserved 300,000 shares of TNPE common stock for awards under the Incentive Plan. The Incentive Plan Committee may adjust the number, class, and price of shares reserved for awards or subject to outstanding awards to account for mergers, reorganizations, or similar changes in TNPE's corporate structure or for stock dividends, splits, or changes in TNPE's common stock. Common stock underlying lapsed awards will be available for regrants, with certain exceptions.

  Eligibility

         All TNPE and TNMP employees are eligible to participate in the Incentive Plan. However, the board currently plans for awards under the Incentive Plan to be made only to executive officers and key employees designated by the Incentive Plan Committee (currently 10 officers and 10 other employees). The executive officer group includes those named in the Summary Compensation Table in "Compensation of Directors and Executive Officers--Executive Compensation" who have not retired. Nonemployee directors are not eligible to participate in the Incentive Plan.

  Awards

         Stock Options. The Incentive Plan Committee is authorized to grant incentive stock options, nonqualified stock options, or any combination of these. The option price must at least equal the fair market value of one share of TNPE common stock on the grant date. The Incentive Plan Committee determines when each option will expire. However, no option will be exercisable more than ten years after the grant date. Dividend equivalents are not permitted on incentive stock options. Cashless option exercises under the Federal Reserve Board's Regulation T may be permitted. The Incentive Plan Committee has no current intention to award stock options and no form of option Award Agreement has been written.

         Restricted Stock. Out of the total shares reserved for Incentive Plan awards, a maximum of 100,000 shares of restricted stock may be issued under the Incentive Plan. Restricted stock awards are subject to transfer and other restrictions as the Incentive Plan Committee determines. During the restriction period, participants may exercise all voting rights of and may be credited with all dividends and distributions declared on their restricted stock. However, other than regular cash dividends, all dividends and distributions are subject to the same restrictions as the underlying restricted stock. With respect to TNPE's and its subsidiaries' Chief Executive Officer and four other most highly compensated executive officers, vesting of restricted stock will not be affected by termination of employment if the restricted stock qualifies for tax deductibility under the performance-based exception to IRS Code Section 162(m), with certain exceptions.

         Performance Shares and Units. The Incentive Plan Committee is authorized to award performance shares or units. The value of each performance share or unit must equal the fair market value of one share of TNPE common stock on the grant date. The Incentive Plan Committee establishes performance goals. The amount that can be earned may vary depending on the pro rata achievement of the performance goals and the amount of shares or units. The period during which performance goals may be achieved must always exceed six months. Payout of dividend equivalents will depend on the extent to which the underlying performance shares or units are earned. Dividends declared on earned performance shares or units that have not been distributed will be subject to transfer and other restrictions like those applicable to dividends and distributions declared on restricted stock. A participant whose employment is terminated because of death, disability, or retirement or involuntarily without cause during a performance measurement period will receive a payout of the performance shares or units prorated as the Incentive Plan Committee determines for the portion of the total performance period that the participant was employed and adjusted for performance goals achieved. Upon termination for any other reason, performance shares and units will be forfeited, subject to certain exceptions and Incentive Plan Committee discretion.

         Other Stock-Based Awards. Other stock-based awards may be granted under the Incentive Plan as the Incentive Plan Committee may determine.

  Performance Measures

         Performance goals to be achieved for a participant to earn and receive payment of any performance-based award will be selected from the following:


- --       Earnings per share;
- --       Measurements of cost control effectiveness such as the ratio of operations and maintenance costs to kilowatt hour sales;
- --       Measurements of community involvement and customer satisfaction;
- --       Measurements of anticipation and resolution of environmental issues;
- --       Measurements of reliability such as the equivalent forced outage rate, minutes of outage per customer served, and number of customers interrupted per customer served;
- --       Measurements of employee safety;
- --       Measurements of long-term rate competitiveness; and
- --       Total shareholder return compared to one or more groups as determined by the Incentive Plan Committee.

The Incentive Plan Committee may establish a range of performance around any predetermined goal; the range may have corresponding adjustments to the performance payout within the range. However, awards held by TNPE's Chief Executive Officer and four other most highly compensated executive officers that are designed to qualify for tax deductibility under the performance-based exception to IRS Code Section 162(m) may not be adjusted upward.

         The general performance measures to be used for awards designed for the purpose and to the executives mentioned in the previous paragraph designed for the purpose and may not be changed without shareholder approval unless future tax or securities laws permit otherwise.

  Change in Control

         If a change in control occurs, as defined in the employee severance contracts described in "Compensation of Directors and Executive Officers--Employment Contracts," then all outstanding options will become exercisable immediately, and, with respect to awards made at least six months previously, restrictions imposed on shares will lapse and performance goals for restricted stock, performance shares and units, and other stock-based awards will be deemed to have been achieved as of the effective date of the change. The Incentive Plan Committee is authorized to make other appropriate changes to outstanding awards before the change in control is effective.

  Effective Period of Incentive Plan

         Subject to shareholder approval, the Incentive Plan will be effective January 1, 1995. The Incentive Plan is designed to remain in effect until all shares of TNPE common stock reserved for awards under this plan have been awarded. However, the board of directors is authorized to terminate this plan at any time. In any case, no awards may be made under this plan after December 31, 2004. Termination of the Incentive Plan will not affect participant rights under awards existing prior to termination.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  Stock Options

         Incentive Stock Options. No federal income tax consequences will result to either TNPE or a participant upon the grant or exercise of an incentive stock option (other than the possible application of alternative minimum tax). Any disposition of shares acquired upon exercising the option will constitute long-term capital gain to the participant if the participant holds the shares for the later of (1) two years from the grant option date or (2) one year from the option exercise date. The entire gain on sales made under these conditions generally will receive long-term capital gain treatment. Under the IRS Code as currently in effect, the maximum tax rate imposed on capital gains is 28%. Otherwise, the difference between the option price and the stock's fair market value when exercised will be taxed as ordinary income in the year of disposition. Under the IRS Code, ordinary income is taxed at four rates depending upon a taxpayer's income level: 15%, 28%, 31%, or 36%. In addition, a 10% surtax applies to certain high-income taxpayers. The surtax is computed by applying a 39.6% rate to taxable income over $256,500 for all individuals except those married filing separately and $128,000 for all individuals married filing separately. TNPE will receive a deduction equal to the ordinary income that the participant recognizes. Any additional gain generally will be taxed as capital gains with no tax implications to TNPE. Incentive stock options having no more than $100,000 aggregate fair market value (determined as of each option's grant date) may become exercisable for the first time in any one year. Amounts exceeding $100,000 generally will be treated as nonqualified options.

         Nonqualified Stock Options. No federal income tax consequences will result to either TNPE or a participant upon a nonqualified stock option grant. A participant generally will recognize ordinary income upon exercising a nonqualified stock option to the extent that the fair market value of the shares acquired exceed their option price. TNPE will receive a corresponding deduction upon the participant's exercise of the option. Any gain realized upon a subsequent disposition of the shares will be treated either as a short- or long-term capital gain, depending on the participant's holding period.

  Restricted Stock

         A participant generally will not recognize income when a restricted stock award is made. However, a participant may elect to recognize ordinary income when a restricted stock award is made in an amount equal to the shares' fair market value on the award date, less any participant payment for the shares. Otherwise, the participant generally will recognize ordinary income when the restrictions expire. TNPE will be entitled to a deduction equal to the income amount recognized by the participant, either when the participant elects to recognize income or when the restrictions expire, subject to the requirements of IRS Code Section 162(m) (as discussed further below). The participant will treat any dividends that the participant receives after making an election as dividend income in the year of payment. The dividends will not be deductible by TNPE. If no election is made, then dividends paid during the restriction period will be ordinary income to the participant in the year received and deductible by TNPE. If a participant who has made an election subsequently forfeits the restricted stock, then the participant will be entitled to treat any amount paid for the stock as a short- or long-term capital loss, depending on the participant's holding period. TNPE will then be required to recognize as ordinary income the amount of its original deduction with respect to the stock.

  Performance Shares and Units

         The grant of performance shares or units generally is not expected to result in income tax consequences for the participant or TNPE. Upon receiving cash, shares, or other property at the end of a performance period, the participant generally will recognize ordinary income equal to the fair market value of the asset received. TNPE generally will be entitled to a deduction in the same amount and at the same time that income is recognized by the participant.

  IRS Code Section 162(m)

         IRS Code Section 162(m) limits TNPE's income tax deduction for compensation paid to TNPE's Chief Executive Officer and four other most highly compensated executive officers in any taxable year to $1,000,000 per individual, subject to several exceptions. The Incentive Plan Committee intends to grant Incentive Plan awards designed, in most cases, to qualify for the Section 162(m)(4)(C) performance-based compensation exception. The Incentive Plan Committee further intends for shareholder approval of the Incentive Plan to qualify all amounts paid under this plan for federal income tax deductibility under this exception.

         Awards to the executives mentioned in the previous paragraph that are designed to comply with the Section 162(m) performance-based compensation exception are subject to the following Incentive Plan maximum annual award amount limitations: (i) 75,000 options and stock appreciation rights; (ii) 25,000 shares of restricted stock; (iii) 30,000 performance shares and units;
(iv) $450,000 cash payout with respect to performance shares and units and other stock-based awards; and (v) 40,000 other stock-based award shares. While grants of options and performance shares and units can be structured to qualify for the performance-based compensation exception, restricted stock grants cannot. Nonetheless, the board does not expect total compensation paid to the affected executive officers, including Incentive Plan awards, to exceed the deductibility limits of Section 162(m). However, the Incentive Plan Committee, to the extent it deems advisable, may grant awards that do not qualify for the IRS Code Section 162(m) performance-based exception. The board anticipates that tax consequences resulting to TNPE and its subsidiaries from nonqualifying compensation, if any, will not be materially adverse.

  Tax Withholding

         TNPE will deduct, withhold, or collect from a participant amounts necessary to satisfy applicable federal, state, and local tax requirements, as well as requirements of the Securities and Exchange Commission Rule 16b-3 employee benefit plan exemption from short-swing trading prohibitions.

TRANSFERABILITY OF INCENTIVE PLAN AWARDS AND UNDERLYING STOCK

         In general, unearned and unvested Incentive Plan awards and stock underlying awards may not be sold, transferred, pledged, assigned, or otherwise alienated, other than by will or the laws of descent and distribution. Certificates representing awards or stock underlying awards will bear appropriate legends referring to any or all applicable restrictions on earning, vesting, and transfer.

         TNPE plans to register its issuance of all stock reserved for Incentive Plan awards under applicable federal and state securities laws. If the awarded stock was free from earnout, vesting, and transfer restrictions, resales by participants who are not officers or substantial shareholders of TNPE or its subsidiaries generally would not require further securities law registration and the stock would be freely tradable on the open market. However, the Incentive Plan Committee currently anticipates that Award Agreements will prohibit transfers of long-term incentive stock awards, except in certain limited circumstances, and make the stock subject to forfeiture, in each case for three years after the stock is granted. Because the stock will not be transferable for three years, TNPE does not intend to register participant resales of the stock under applicable securities laws. In general, participants who are not officers or substantial shareholders of TNPE and its subsidiaries and who become fully vested in their stock awards at the end of the three-year period will be free to sell their stock without restriction in the open market under paragraph (k) of Securities and Exchange Commission Rule
144. Officers and substantial shareholders of TNPE and its subsidiaries generally may sell TNPE common stock only in accordance with restrictive provisions of the other paragraphs of Rule 144, pursuant to an effective registration statement, or in transactions that are exempt from registration under applicable securities laws.

         The Incentive Plan Committee also currently intends that a participant's ability to sell short-term award stock will be restricted for two years after the award is earned. A participant may not sell or otherwise transfer the stock until the end of the two-year period. Because the stock will not be transferable for two years, TNPE does not intend to register participant resales of the stock under the securities laws. All award recipients generally will be able to sell their stock at the end of the two-year period pursuant to Rule 144. However, the restrictions set forth above with respect to officer and substantial shareholder sales under Rule 144 will apply to their sales for as long as they remain officers or substantial shareholders or serve as directors of TNPE and its subsidiaries, as well as to sales by all other short-term stock award recipients until they have held their stock for at least three years. After three years, other recipients may sell their stock without restriction in the open market pursuant to paragraph (k) of Rule 144.

         TNPE has adopted an insider trading policy applicable to all employees that places additional restrictions on all employee stock sales. In addition, all employee sales are subject to securities law prohibitions on insider trading and director, officer, and substantial shareholder sales are subject to securities law short-swing trading prohibitions. Sales of substantial amounts of TNPE common stock in the open market could adversely affect its price. However, in the opinion of the board of directors, sales or availability for sale of stock awarded pursuant to the Incentive Plan will not have a material adverse affect, if any, on the market price of TNPE common stock.

  Indemnification of Directors and Incentive Compensation Committee Members

         The Incentive Plan requires TNPE to hold harmless and indemnify board and Incentive Plan Committee members against losses, costs, liabilities, expenses, TNPE-approved settlements, and judgments that they may incur in connection with claims or proceedings involving actions or failures to act under the Incentive Plan. These protections are (i) conditioned upon affected board or committee members providing TNPE the opportunity to handle and defend the claim or proceeding before doing so themselves and (ii) in addition to any other available indemnification rights.

1995 CONTINGENT BENEFITS

         The following table sets forth information concerning the estimated dollar value and number of shares proposed to be awarded in 1995 under the short- and long-term components of the Incentive Plan and under the Director Plan as defined and described below. Information in the table is based on participant salary ranges on the award date and assumes: shareholder approval of these plans; achievement of all pre-established performance goals; one- to three-year performance periods; and no changes in the management employees who are expected to be designated for participation in the Incentive Plan. Actual awards earned can range from 0% to 150% of the designated award level. Information concerning the estimated dollar value of plan awards is based on the $15.50 closing price of one share of TNPE common stock on the New York Stock Exchange on January 31, 1995. The dollar value of all shares reserved for award under the Incentive Plan is $4,650,000, based on the same price.

                             NEW PLAN BENEFITS (1)

                                                Equity Incentive Plan                                      Nonemployee
                          ------------------------------------------------------------------------        Director Plan
                                Dollar Value            Number of Shares       Total       Total       --------------------
                          ----------------------   -----------------------     Dollar      Number      Dollar      Number
Name and Position         Short-Term   Long-Term   Short-Term    Long-Term     Value     of Shares     Value      of Shares
- -----------------         ----------   ---------   ----------    ---------     -----     ---------     -----      ---------
Kevern R. Joyce              $19,100    $122,400       1,232        7,897    $141,500       9,129     $   --         --
Dwight R. Spurlock (2)          --          --          --           --          --          --          8,138         525
D. R. Barnard (3)               --          --          --           --          --          --           --          --
Jack V. Chambers              10,450      73,200         674        4,723      83,650       5,397         --          --
Allan B. Davis                 5,175      41,400         334        2,671      46,575       3,005         --          --
Larry W. Dillon                5,175      41,400         334        2,671      46,575       3,005         --          --
Executive Group               68,550     507,600       4,432       32,748     576,150      37,171         --          --
  (10 persons)
Nonexecutive Director           --          --          --           --          --          --         59,963       3,675
  Group (7 persons)
Nonexecutive Officer          21,425     214,300       1,382       13,826     235,725      15,208         --          --
  Employee Group
  (10 persons)
- ------------------------

(1) All information included in the table is estimated and based on achievement of goal levels and excludes cash awards made under other employee incentive plans. See "Executive Compensation Report--Management Cash Incentive Plan" and "--All Employee Cash Incentive Plan."
(2) Mr. Spurlock, who is currently serving as a member of the board of directors, resigned as Interim Chief Executive Officer and President effective April 12, 1994.
(3)      Mr. Barnard retired effective December 31, 1994.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE INCENTIVE PLAN.


          PROPOSAL TO APPROVE THE TNPE NONEMPLOYEE DIRECTOR STOCK PLAN

GENERAL

         On March 6, 1995, TNPE's board of directors also unanimously approved the TNPE Nonemployee Director Stock Plan attached to this proxy statement as Appendix B (the "Director Plan"), subject to approval by TNPE's shareholders. The Director Plan is designed to serve two primary purposes. The first is to build a proprietary interest in TNPE's nonemployee directors to secure for TNPE's shareholders benefits associated with stock ownership by those who oversee TNPE's future growth and success. The second purpose is to enable TNPE and TNMP to offer competitive compensation with which to attract nonemployee directors of outstanding competence for service on their boards. TNMP currently has seven nonemployee directors and may have eight nonemployee directors in 1995. See "Election of Directors--Class 2 Directors" and "--Class 3 Directors."

DESCRIPTION OF THE DIRECTOR PLAN

         The following summary description of the Director Plan is qualified by reference to Appendix B.

         In general, the Director Plan provides for automatic awards of 525 unrestricted shares of TNPE common stock (subject to adjustment in case of corporate structural changes as further described below) to each director who is not a TNMP employee. TNPE may impose restrictions on shares awarded pursuant to the Director Plan in its discretion, including generally restrictions required to comply with applicable federal and state securities and tax laws and stock exchange rules.

         The board reserved 30,000 shares of TNPE common stock for Director Plan awards, subject to adjustment in case of mergers, recapitalizations, stock dividends or splits, or similar corporate structural changes affecting TNPE's common stock. The New Plan Benefits table in "Proposal to Approve the TNPE Equity Incentive Plan--1995 Contingent Benefits" above sets forth information concerning the estimated dollar value and number of shares proposed to be awarded in 1995 under the Director Plan, assuming shareholder approval of this plan. The dollar value of all shares reserved for awards under the Director Plan is $465,000 based on the $15.50 closing price of one share of TNPE common stock on the New York Stock Exchange on January 31, 1995.

         The Director Plan will be administered by the Personnel, Organization & Nominating Committee or a successor committee designated by the full board. However, this committee will have no authority to determine Director Plan eligibility or the number, value, or timing of awards. Director eligibility and award number, value, and timing are all predetermined and fixed by the Director Plan itself, subject only to permitted Director Plan amendments.

         The board is authorized to amend the Director Plan no more than once every six months except in connection with changes in the IRS Code, the Employee Retirement Income Security Act of 1974, or rules adopted pursuant to either of these laws. However, the Director Plan may not be amended to increase the number of shares reserved for award in any case more than once every six months or without shareholder approval. Shareholder approval is also required for any amendment that would cause the Director Plan to lose its Rule 16b-3 exemption from director short-swing trading restrictions if adopted without shareholder approval.

         Generally, participants will recognize ordinary income when an unrestricted stock award is received in an amount equal to the shares' fair market value on the award date. TNPE will be entitled to a deduction equal to the income recognized by the participants. Participants also will generally recognize taxable gain or loss (subject to applicable limitations on the deductions of capital losses by individuals) when they sell shares received under the Director Plan. The amount of gain or loss generally will equal the difference between the amount of ordinary income the participant recognizes upon receiving the stock award and the amount the participant realizes from selling the shares. Under the IRS Code, gains arising from the sale of stock owned for more than one year are treated as long-term capital gains, while gains arising from the sale of stock owned for any shorter period of time are treated as short-term capital gains. Long-terms capital gains are currently taxed at a maximum rate of 28% and short-term capital gains are currently taxed as ordinary income. For information on ordinary income tax rates, see "Proposal to Approve the TNPE Incentive Plan--Certain Federal Income Tax Consequences--Stock Options--Incentive Stock Options."

         TNPE plans to register all stock reserved for Director Plan awards and director resales of award stock under applicable federal and state securities laws. As the result of registration, recipients of Director Plan awards will be able to sell their stock in the open market without restriction immediately upon receiving the award. In addition, shareholder approval of the Director Plan will qualify all awards (but not subsequent sales of award stock) made under this plan for exemption from applicable short-swing trading prohibitions pursuant to Securities and Exchange Commission Rule 16b-3 for employee benefit plans. Otherwise, recipients of Director Plan awards are subject to TNPE's insider trading policy and the insider and short-swing trading prohibitions of the securities laws.

         Subject to shareholder approval, the Director Plan will be effective January 1, 1995. The Director Plan is designed to remain in effect until all shares of TNPE common stock reserved for awards under this plan have been awarded. However, the board of directors is authorized to terminate this plan at any time. In any case, no shares may be awarded under this plan after December 31, 2004.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE DIRECTOR PLAN.


                             SELECTION OF AUDITORS

         The board of directors has appointed KPMG Peat Marwick, Certified Public Accountants, to continue to serve as independent auditors for the current year, subject to shareholder approval. A representative of KPMG Peat Marwick is expected to attend the Annual Meeting and will have an opportunity to make a statement if the representative desires to do so and to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK, CERTIFIED PUBLIC ACCOUNTANTS, AS INDEPENDENT AUDITORS FOR 1995.


                        SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information regarding the beneficial ownership of TNPE's common stock as of the Record Date, by (i) each director, nominee for director, and advisory director, (ii) the Chief Executive Officer, the Interim Chief Executive Officer, and the four other most highly compensated executive officers, (iii) all directors and officers of TNPE as a group, and (iv) persons known to management to benefically own more than 5% of TNPE's common stock. Except as noted below, each person included in the table has sole voting and investment power with respect to the shares that the person beneficially owns. As of the Record Date, all employees of TNPE and its subsidiaries as a group beneficially owned approximately 7% of TNPE's outstanding common stock.

                                            AMOUNT AND NATURE                PERCENT OF
                                            -----------------                ----------
 NAME OF BENEFICIAL OWNER                 OF BENEFICIAL OWNERSHIP              CLASS
 ------------------------                ------------------------              ------
        R. D. Woofter                              9,893 (1)                      *
        R. Denny Alexander                           500                          *
        Cass O. Edwards, II                        7,282                          *
        John A. Fanning                              400                          *
        Sidney M. Gutierrez                            0                          *
        Kevern R. Joyce                            4,406                          *
        Harris L. Kempner, Jr.                       200 (2)
        Dwight R. Spurlock                         1,584                          *
        Dennis H. Withers                            500                          *
        D. R. Barnard (3)                         20,130                          *
        Jack V. Chambers                          16,540                          *
        Allan B. Davis                             4,708                          *
        Larry W. Dillon                            4,384                          *
        All directors and officers
          as a group (23 persons)(4)             104,603                          *
        First Union Corporation(5)               659,950                        6.1%

________________________

*        Less than 1%.
(1) Excludes 66 shares that Mr. Woofter's wife owns, beneficial ownership of which Mr. Woofter disclaims.
(2) Excludes 200 shares that Mr. Kempner's wife owns, beneficial ownership of which Mr. Kempner disclaims.
(3)      Mr. Barnard retired effective December 31, 1994.
(4) On December 8, and 22, 1994, W. Douglas Hobbs, Vice President of TNMP, purchased 200 shares (400 shares total) of TNPE common stock on the open market at $14.50 per share. These purchases inadvertently were not reported on Form 4 until February 1995. Mr. Hobbs has timely reported all other stock transactions and timely filed all other required stock transaction reports.
(5) The address of First Union Corporation is One First Union Center, Charlotte, North Carolina 28288. First Union Corporation has sole voting power with respect to 624,950 shares, shared voting power with respect to the remaining 35,000 shares, and sole dispositive power with respect to all 659,950 shares. First Union Corporation is the parent holding company of Evergreen Asset Management Group and Lieber and Company, both of which are investment advisers registered under the Investment Advisers Act of 1940. The subsidiary investment advisers actually acquired the shares of TNPE common stock included in the table of which First Union Corporation is deemed to have beneficial ownership. The information included in the table and this note is derived from First Union Corporation's report on Schedule 13G dated February 13, 1995, filed with the Securities and Exchange Commission. The report did not disclose the subsidiaries' addresses or voting and dispositive power over the common stock that it covered.


                             SHAREHOLDER PROPOSALS

         TNPE shareholders who intend to present a proposal for action at the 1996 annual meeting must notify TNPE's Secretary of their intention by notice received at TNPE's principal executive offices at least 30 but not more than 60 days before the first anniversary of the Notice of Annual Meeting that precedes this proxy statement, with certain exceptions. TNPE will be unable to include in its 1996 proxy statement shareholder proposals not presented within this period. The notice must provide the exact wording and purpose of the shareholder proposal, describe the shareholder's reasons for supporting the proposal, give the shareholder's name and address, provide the class and number of shares of TNPE stock that the shareholder owns beneficially and of record and the date on which each was acquired, and disclose any material interest that the shareholder has in the subject of the proposal. Shareholder proposals must also satisfy applicable requirements of Regulation 14A under the Securities Exchange Act of 1934.


                                 ANNUAL REPORT

         TNPE's 1994 Annual Report is being mailed to shareholders with this proxy statement. The Annual Report should not be regarded as proxy soliciting material. THE ANNUAL REPORT INCLUDES A COPY OF TNPE'S AND TNMP'S COMBINED REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND AN EXHIBITS INDEX, BUT NOT INCLUDING EXHIBITS. TNPE WILL PROVIDE A COPY OF ANY EXHIBIT TO EACH SHAREHOLDER TO WHOM THIS PROXY STATEMENT AND THE ENCLOSED PROXY CARD ARE SENT ON THE SHAREHOLDERS' WRITTEN REQUEST AND PAYMENT OF TNPE'S REASONABLE EXPENSES IN FURNISHING THE COPY.

                                        Kevern R. Joyce,
                                        President

Fort Worth, Texas
Dated:  March 28, 1995

                                   APPENDIX A

                  TNP ENTERPRISES, INC. EQUITY INCENTIVE PLAN

ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

         1.1 ESTABLISHMENT OF THE PLAN. TNP Enterprises, Inc., a Texas corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "TNP Enterprises, Inc. Equity Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Performance Units, Performance Shares, and Other Stock-Based Awards.

         Subject to approval by the Company's shareholders, the Plan shall become effective as of January 1, 1995 (the "Effective Date"), and shall remain in effect as provided in Section 1.3 herein.

         1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company shareholders, and by providing Participants with an incentive for outstanding performance.

         The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

         1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 15 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after January 1, 2005.

ARTICLE 2. DEFINITIONS

         Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

         (a) "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Performance Units, Performance Shares, or Other Stock-Based Awards.

         (b) "Award Agreement" means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

         (c) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

         (d) "Board" or "Board of Directors" means the Board of Directors of the Company.

         (e) "Cause" means the admission by or the conviction of the Participant of an act of fraud, embezzlement, theft, or other criminal act constituting a felony under laws involving moral turpitude. The Board of Directors, by majority vote, shall make the determination of whether Cause exists.

         (f) "Change in Control" shall have the meaning ascribed to such term in the Texas-New Mexico Power Company Executive Agreement for Severance Compensation Upon Change in Control.

         (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (h) "Committee" means the committee, as specified in Article 3, appointed by the Board to administer the Plan.

         (i) "Company" means TNP Enterprises, Inc., a Texas corporation, and the Company's subsidiaries, as well as any successor thereto as provided in Article 18 herein.

         (j) "Director" means any individual who is a member of the Board of Directors of the Company.

         (k) "Disability" shall have the meaning ascribed to such term in the Participants' governing long-term disability plan.

         (l) "Dividend Equivalent" means a contingent right to be paid dividends declared with respect to outstanding Awards, pursuant to the terms of Sections 6.5 and 8.3 herein.

         (m) "Employee" means any full-time, nonunion employee of the Company or of the Company's Subsidiaries. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

         (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

         (o) "Fair Market Value" means the Fair Market Value of the Shares determined by such methods or procedures as shall be established from time to time by the Committee; provided, however, that so long as the Shares are traded in a public market, Fair Market Value means the average of the high and low prices of a Share in the principal market for the Shares on the specified date (or, if no sales occurred on such date, the last preceding date on which sales occurred).

         (p) "Incentive Stock Option" or "ISO" means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

         (q)     "Insider" shall mean an Employee who is, on the relevant date,

                 an officer, director, or ten percent (10%) Beneficial Owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

         (r) "Named Executive Officer" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

         (s) "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

         (t) "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

         (u) "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

         (v)     "Other Stock-Based Award" means an Award granted pursuant to
                 Article 9 hereof.

         (w) "Participant" means an Employee of the Company who has outstanding an Award granted under the Plan.

         (x) "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code
                 Section 162(m).

         (y) "Performance Unit" means an Award granted to an Employee, as described in Article 8 herein.

         (z) "Performance Share" means an Award granted to an Employee, as described in Article 8 herein.

         (aa) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7 herein.

         (ab)    "Person" shall have the meaning ascribed to such term in
                 Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

         (ac) "Restricted Stock" means an Award granted to a Participant pursuant to Article 7 herein.

         (ad) "Retirement" shall have the meaning ascribed to such term in the Participants' governing Company-sponsored Retirement plan.

         (ae)    "Shares" means Shares of common stock of the Company.

         (af) "Subsidiary" means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

         (ag) "Window Period" means the period beginning on the third business day following the date of public release of the Company's quarterly sales and earnings information, and ending on the twelfth (12th) business day following such date.

ARTICLE 3. ADMINISTRATION

         3.1 THE COMMITTEE. The Plan shall be administered by the Personnel, Organization, and Nominating Committee of the Board or by any other Committee appointed by the Board consisting of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

         The Committee shall be comprised solely of Directors who are eligible to administer the Plan pursuant to Rule 16b-3(c)(2) under the Exchange Act.

         3.2 AUTHORITY OF THE COMMITTEE. The Committee shall have full power except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, to designate employees to be Participants in the Plan; to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to determine whether, to what extent, and under what circumstances, Awards granted to Participants may be settled or exercised in cash, Shares or other property; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 15 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

         3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its shareholders, Employees, Participants, and their estates and beneficiaries.

ARTICLE 4. SHARES SUBJECT TO THE PLAN

         4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in section 4.3 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be three hundred thousand (300,000); provided, however, that the maximum number of Shares of Restricted Stock granted pursuant to Article 7 herein, shall be one hundred thousand (100,000).

         Unless and until the Committee determines that an Award to a Named Executive Officer shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards to any Named Executive Officer under the Plan:

         (a) The maximum annual aggregate number of Options/SARs that may be granted shall be seventy-five thousand (75,000); and

         (b) The maximum annual aggregate number of Restricted Shares that may be granted shall be twenty-five thousand (25,000); and

         (c) The maximum annual aggregate number of Performance Shares that may be granted shall be thirty thousand (30,000); and

         (d) The maximum annual aggregate cash payout with respect to Awards granted pursuant to Articles 8 and 9 herein which may be made to any Named Executive Officer shall be four hundred fifty thousand dollars ($450,000); and

         (e)     The maximum annual aggregate number of Shares granted under
                 Article 9 herein shall be forty thousand (40,000).

         4.2 LAPSED AWARDS. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan. However, in the event that prior to the Award's cancellation, termination, expiration, or lapse, the holder of the Award at any time received one or more "benefits of ownership" pursuant to such Award (as defined by the Securities and Exchange Commission, pursuant to any rule or interpretation promulgated under Section 16 of the Exchange Act), the Shares subject to such Award shall not be made available for regrant under the Plan.

         4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

         5.1 ELIGIBILITY. Persons eligible to participate in this Plan include all active Employees of the Company and its Subsidiaries, as determined by the Committee, including Employees who are members of the Board, but excluding Directors who are not Employees.

         5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6. STOCK OPTIONS

         6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant ISOs, NQSOs, or a combination thereof.

         6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Section 422 of the Code, or a NQSO whose grant is intended not to fall under the Code provisions of
Section 422.

         6.3 OPTION PRICE. The Option Price for each grant of an Option under this Section 6.3 shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

         6.4 DURATION OF OPTIONS. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

         6.5 DIVIDEND EQUIVALENTS. Simultaneous with the grant of a Nonqualified Stock Option, the Participant receiving the Option may be granted, at no additional cost, under any terms and conditions set forth by the Committee, Dividend Equivalents. Each Dividend Equivalent shall entitle the Participant to receive a contingent right to be paid an amount equal to the dividends declared on a Share on all record dates occurring during the period between the grant date of an Option and the date the Option is exercised.

         The underlying value of each Dividend Equivalent shall accrue as a book entry in the name of each Participant holding the Dividend Equivalent. Payout of the accrued value of a Dividend Equivalent shall occur only in the event the Option issued in tandem with the Dividend Equivalent is "in the money" (i.e., the Fair Market Value of Shares underlying the Option as of the exercise date exceeds the Option Price) as of the exercise date. Payout of Dividend Equivalents shall be made in cash or Shares, in one lump sum, within thirty (30) days following the exercise of the corresponding Option, subject to such terms and conditions as the Committee deems appropriate.

         6.6 EXERCISE OF OPTIONS. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

         6.7 PAYMENT. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

         The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of
(a) and (b), as specified by the Committee.

         The Committee also may allow cashless exercises as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

         As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

         6.8 TERMINATION OF EMPLOYMENT. Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination of employment.

         6.9 NONTRANSFERABILITY OF OPTIONS. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant, or, if permissible under applicable law, by such Participant's guardian or legal representative.

ARTICLE 7. RESTRICTED STOCK

         7.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to eligible Employees in such amounts as the Committee shall determine.

         7.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period of Restriction, or Periods, the number of Restricted Stock Shares granted, and such other provisions as the Committee shall determine.

         7.3 TRANSFERABILITY. Except as provided in this Article 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

         7.4 OTHER RESTRICTIONS. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), and/or restrictions under applicable Federal or state securities laws; and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

         7.5 CERTIFICATE LEGEND. In addition to any legends placed on certificates pursuant to Section 7.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear the following legend:

                 "The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the TNP Enterprises, Inc. Equity Incentive Plan, and in an Award Agreement. A copy of the Plan and such Award Agreement may be obtained from TNP Enterprises, Inc."

         The Company shall have the right to retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

         7.6 REMOVAL OF RESTRICTIONS. Except as otherwise provided in this
Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 7.5 removed from his or her Share certificate.

         7.7 VOTING RIGHTS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

         7.8 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with all regular cash dividends paid with respect to all Shares while they are so held. Except as provided in the succeeding sentence, all other cash dividends and other distributions paid with respect to Shares of Restricted Stock may be credited to Participants subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. Subject to the succeeding paragraph, all dividends credited to a Participant shall be paid to the Participant within forty-five (45) days following the full vesting of the Shares of Restricted Stock with respect to which such dividends were earned.

         7.9 TERMINATION OF EMPLOYMENT. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant's employment with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment; provided, however, that except in the cases of terminations connected with a Change in Control and terminations by reason of death or Disability, the vesting of Shares of Restricted Stock which qualify for the Performance-Based Exception and which are held by Named Executive Officers shall occur at the time they otherwise would have, but for the employment termination.

ARTICLE 8. PERFORMANCE UNITS AND PERFORMANCE SHARES

         8.1 GRANT OF PERFORMANCE UNITS/SHARES. Subject to the terms of the Plan, Performance Units and Performance Shares may be granted to eligible Employees at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

         8.2 AWARD AGREEMENT. Each Performance Share/Unit grant shall be evidenced by an Award Agreement that shall specify the number of Performance Shares/United granted, the value of each Performance Share/Unit granted, the Performance Period, the performance measures, and such other provisions as the Committee may determine.

         8.3 VALUE OF PERFORMANCE UNITS/SHARES. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance goals must be met shall be called a "Performance Period." Performance Periods shall, in all cases, exceed six (6) months in length.

         8.4 DIVIDEND EQUIVALENTS. Simultaneous with the grant of Performance Units/Shares, the Participant receiving the Performance Units/Shares may be granted, at no additional cost, Dividend Equivalents. Each Dividend Equivalent shall entitle the Participant to receive a contingent right to be paid an amount equal to the dividends declared on a Share on all record dates occurring during the period between the grant of Performance Units/Shares and the date the Performance Units/Shares are earned, subject to such terms and conditions as the Committee deems appropriate.

         The underlying value of each Dividend Equivalent shall accrue as a book entry in the name of each Participant holding the Dividend Equivalent. Payout of the accrued value of a Dividend Equivalent may be contingent on the achievement of performance goal(s) set by the Committee which, depending on the extent to which they are met, will determine the number and/or value of Dividend Equivalents that will be paid out to the Participants. Notwithstanding the foregoing, the Company or Subsidiary performance measures to be used for purposes of grants to Named Executive Officers shall be chosen from and subject to the conditions specified in Article 10 hereof.

         Payout of Dividend Equivalents shall be made in cash or Shares or a combination thereof, as determined by the Committee, in one (1) lump sum, within thirty (30) days following the payout of Performance Units/Shares.

         8.5 EARNING OF PERFORMANCE UNITS/SHARES. After the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined by the Committee as a function of the extent to which the corresponding performance goals have been achieved.

         8.6 FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES. Payment of earned Performance Units/Shares shall be made in a single lump sum, within seventy-five (75) calendar days following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof), which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

         At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants. (Such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 7.8 herein.) In addition, Participants may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to such Shares.

         8.7 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, RETIREMENT, OR INVOLUNTARY TERMINATION WITHOUT CAUSE. In the event the employment of a Participant is terminated by reason of death, Disability, Retirement, or involuntary termination without Cause during a Performance Period, the Participant shall receive a prorated payout of the Performance Units/Shares. The prorated payout shall be determined by the Committee, in its sole discretion, and shall be based upon the length of time that the Participant held the Performance Units/Shares during the Performance Period, and shall further be adjusted based on the achievement of the preestablished performance goals.

         Payment of earned Performance Units/Shares shall be made at the same time payments are made to Participants who did not terminate employment during the applicable Performance Period.

         8.8 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. In the event that a Participant's employment terminates for any reason other than those reasons set forth in Section 8.7 herein, all Performance Units/Shares shall be forfeited by the Participant to the Company. The Committee, however, in its sole discretion, shall have the right to make payment of Awards for any Performance Periods coincident with terminations pursuant to this Section 8.8.

         8.9 NONTRANSFERABILITY. Except as provided in a Participant's Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

ARTICLE 9. OTHER STOCK-BASED AWARDS

         Subject to the terms of the Plan, Other Stock-Based Awards may be granted to eligible Employees at any time and from time to time and in such amounts and upon such terms as the Committee deems appropriate.

ARTICLE 10. PERFORMANCE MEASURES

                          Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among the following alternatives:


- --       Earnings per share;
- --       Measurements of cost control effectiveness such as the ratio of operations and maintenance costs to kilowatt hour sales;
- --       Measurements of community involvement and customer satisfaction;
- --       Measurements of anticipation and resolution of environmental issues;
- --       Measurements of reliability such as the equivalent forced outage rate, minutes of outage per customer served, and number of customers interrupted per customer served;
- --       Measurements of employee safety;
- --       Measurements of long-term rate competitiveness; and
- --       Total shareholder return compared to one or more groups as determined by the Incentive Plan Committee.



         The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by the Named Executive officers, may not be adjusted upward. (The Committee shall retain the discretion to adjust such Awards downward.)

         In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event the Committee determines it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

ARTICLE 11. BENEFICIARY DESIGNATION

         Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

         The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of beneficiary or beneficiaries other than the spouse.

ARTICLE 12. DEFERRALS

         The Committee, in its sole discretion, may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares or Other Stock-Based Awards hereunder. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 13. RIGHTS OF EMPLOYEES

         13.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

         For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries, or vice-versa, (or between Subsidiaries) shall not be deemed a termination of employment. Upon such a transfer, the Committee may make such adjustments to outstanding Awards as it deems appropriate to reflect the changed reporting relationships.

         13.2 PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 14. CHANGE IN CONTROL

         Upon the occurrence of a Change in Control, unless otherwise specifically prohibited by applicable law or by the rules and regulations of any governmental agencies or national securities exchanges:

         (a) Any and all Options granted hereunder shall become immediately exercisable;

         (b) Any Period of Restriction and restrictions imposed on Restricted Shares shall lapse;

         (c) The target payout opportunity attainable under all outstanding Awards of Restricted Stock, Performance Units, Performance Shares, and Other Stock-Based Awards shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out in cash to Participants within thirty (30) days following the effective date of the Change in Control the full portion of such target payout opportunity; provided, however, that there shall not be an accelerated payout with respect to Restricted Stock, Performance Units, Performance Shares, and Other Stock-Based Awards which were granted less than six (6) months prior to the effective date of the Change in Control; and

         (d) Subject to Article 15 herein, the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.

ARTICLE 15. AMENDMENT, MODIFICATION, AND TERMINATION

         15.1 AMENDMENT, MODIFICATION, AND TERMINATION. The Board may, at any time, and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, that no amendment which requires shareholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon.

         The Committee shall not have the authority to cancel outstanding Awards and issue substitute Awards in replacement thereof.

         15.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

         15.3 COMPLIANCE WITH CODE SECTION 162(M). At all times when Code
Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 15, make any adjustments it deems appropriate.

ARTICLE 16. WITHHOLDING

         16.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising or as a result of any Award to a Participant under this Plan.

         16.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares, including, without limitation, the establishment of such procedures as may be necessary to comply with the requirements of Rule 16b-3, unless otherwise determined by the Committee.

ARTICLE 17. INDEMNIFICATION

         Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 18. SUCCESSORS

         All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 19. RESTRICTIONS ON SHARE TRANSFERABILITY

         In addition to any restrictions imposed pursuant to the Plan, all certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which such Shares are then listed or traded, any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

ARTICLE 20. LEGAL CONSTRUCTION

         20.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         20.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         20.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         20.4 SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         20.5 GOVERNING LAW. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Texas.

                                   APPENDIX B


             TNP ENTERPRISES, INC. NONEMPLOYEE DIRECTOR STOCK PLAN


ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

         1.1 ESTABLISHMENT OF THE PLAN. TNP Enterprises, Inc. hereby establishes a stock plan to be known as the "TNP Enterprises, Inc. Nonemployee Director Stock Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of unrestricted Shares of common stock to Nonemployee Directors, subject to the terms and provisions set forth herein.

         Upon approval by the Board of Directors of the Company, subject to ratification by an affirmative vote of a majority of the Shares of the Company's common stock, the Plan shall become effective as of January 1, 1995 (the "Effective Date") and shall remain in effect as provided in Section 1.3 herein. Each amendment to the Plan shall become effective as of the date set forth in such amendment.

         1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to build a proprietary interest among the Company's Nonemployee Directors and thereby secure for the Company's shareholders the benefits associated with stock ownership by those who will oversee the Company's future growth and success. The Plan also will provide the Company with a means to attract Nonemployee Directors of outstanding competence.

         1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 7 herein, until all Shares subject to it have been granted according to the Plan's provisions. However, in no event may any Award be granted under the Plan on or after January 1, 2005.

ARTICLE 2. DEFINITIONS

         Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

         (a) "Award" means, individually or collectively, a grant under this Plan of Shares of the Company.

         (b) "Board" or "Board of Directors" means the Board of Directors of the Company.

         (c)     "Code" means the Internal Revenue Code of 1986, as amended.

         (d) "Committee" means the Personnel, Organization, and Nominating Committee of the Board of Directors of the Company or any successor Committee thereto.

         (e) "Company" means TNP Enterprises, Inc., a Texas Corporation, its Subsidiaries, affiliates, or any successor thereto as provided in Section 8.5 herein.

         (f) "Director" means any member of the Board of Directors of the Company who is not an Employee and any person holding, from time to time, a position of advisory director as that term is defined in the Company's bylaws.

         (g) "Employee" means any full-time, nonunion, salaried employee of the Company. For purposes of the Plan, an individual whose only employment relationship with the Company is as a Director, shall not be deemed an Employee.

         (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

         (i) "Nonemployee Director" means any individual who is a member of the Board of Directors of the Company, but who is not otherwise an Employee of the Company.

         (j) "Participant" means a Nonemployee Director who has been granted an Award under the Plan.

         (k)     "Shares" means the shares of common stock of the Company.

         (l) "Subsidiary" means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

ARTICLE 3. ADMINISTRATION OF THE PLAN

         3.1     THE COMMITTEE. The Plan will be administered by the Committee.

         3.2 ADMINISTRATION BY THE COMMITTEE. The Committee will have the full power, discretion, and authority to interpret and administer the Plan in a manner which is consistent with the Plan's provisions. However, in no event will the Committee have the discretion to determine Plan eligibility, or to determine the number, value, or timing of Awards granted under the Plan. All such determinations will be automatic pursuant to the provisions of the Plan.

         The Plan may be amended to increase the number of Shares available under the Plan; provided, however, that no such amendment will be made more than once within any six-(6-) month period, and provided that no such amendment will be made without the approval of the shareholders of the Company's common stock to the extent such approval is required under Article 7 herein.

         3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to provisions of the Plan, and all related orders or resolutions of the Committee shall be final, conclusive, and binding on all persons, including the Company, its shareholders, employees, Participants, and their estates and beneficiaries.

ARTICLE 4. SHARES SUBJECT TO THE PLAN

         4.1     NUMBER OF SHARES. Subject to adjustment as provided in Section
4.2 herein, the total number of Shares available for grant under the Plan will not exceed thirty thousand (30,000) Shares.

         4.2 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or any other change in the corporate structure of the Company affecting the Shares, the Committee may make such adjustments to outstanding Awards as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that no such adjustment will be made if the adjustment would cause the Plan to fail to comply with the "formula award" exception for grants of Awards to Nonemployee Directors pursuant to
Section 16 of the Exchange Act.

         The Committee also will provide for such adjustments in the number of Shares authorized pursuant to Section 4.1 of the Plan as the Committee in its sole discretion may determine is appropriate to reflect any transaction or event described in the preceding paragraph of this Section 4.2.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

         5.1 ELIGIBILITY. Persons eligible to participate in the Plan are limited to Nonemployee Directors who are serving on the Board on the date of each scheduled grant under the Plan.

         5.2 ACTUAL PARTICIPATION. All eligible Nonemployee Directors shall receive grants of Shares pursuant to Article 6 herein.

ARTICLE 6. STOCK AWARDS

         6.1 ANNUAL GRANTS OF SHARES. An automatic award of five hundred twenty-five (525) shares of stock will be made as of the annual election of the Nonemployee Directors at the annual meeting of the shareholders. The Shares awarded pursuant to this Section 6.1 will not be subject to any restriction under the Plan (other than those permitted or required pursuant to Section 6.2 herein).

         6.2 RESTRICTIONS ON SHARES. The Company may impose restrictions on any Shares granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions intended to achieve compliance with the Securities Act of 1933, as amended, with the requirements of any stock exchange upon which such

Shares or Shares of the same class are then listed, and with any blue sky or securities laws applicable to such Shares.

ARTICLE 7. AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN

         Subject to the terms set forth in this Section 7.1, the Board may terminate, amend, modify, or supplement the Plan at any time and from time to time; provided, however, that the Plan shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or any rules promulgated thereunder.

         Requisite approval of shareholders of the Company's voting stock will be required for any amendment to the Plan to the extent such approval is necessary to ensure continued compliance of the Plan with the provisions of Rule 16b-3 (or any successor rule) of the rules and regulations promulgated under the Exchange Act, with the provisions of the Code, or with the provisions of any national securities exchange or system on which the Shares are then listed or reported, or by any regulatory body having jurisdiction with respect thereto.

ARTICLE 8. MISCELLANEOUS

         8.1 GENDER AND NUMBER. Except as where may otherwise be indicated by the context, any masculine term used herein shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         8.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         8.3 BENEFICIARY DESIGNATION. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the event of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Board, and will be effective only when filed by the Participant in writing with the Board during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

         8.4 NO RIGHT OF NOMINATION. Nothing in the Plan shall be deemed to create any right on the part of the Participant to continued membership on the Board of Directors of the Company nor shall any provisions of this Plan be construed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's shareholders.

         8.5 SUCCESSORS. All obligations of the Company under the Plan shall be binding on any successor to the Company.

         8.6 REQUIREMENTS OF LAW. The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         8.7 SECURITIES LAW COMPLIANCE. With respect to any Nonemployee Directors subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board.

         8.8 GOVERNING LAW. To the extent not preempted by any United States Federal law, the Plan shall be construed in accordance with the laws of the state of Texas.

                                 FORM OF PROXY

- --------------------------------------------------------------------------------

PROXY                         TNP ENTERPRISES, INC.                        PROXY

          ANNUAL MEETING OF HOLDERS OF COMMON STOCK -- APRIL 28, 1995

  THIS PROXY IS SOLICITED ON BEHALF OF TNP ENTERPRISES, INC. AND ITS BOARD OF
                                   DIRECTORS.

    The undersigned shareholder, revoking all prior proxies, hereby appoints KEVERN R. JOYCE, MANJIT S. CHEEMA, and MICHAEL D. BLANCHARD, and any one or more of them, as proxies, each with full power of substitution, and authorizes them to represent and vote as directed below all shares of TNP Enterprises, Inc. ("TNPE") common stock that the undersigned has the power to vote, at TNPE's Annual Meeting of Holders of Common Stock on Friday, April 28, 1995, in Fort Worth, Texas, and at any adjournment of that meeting, on the proposals set forth below and on the reverse side of this card.

    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ON THIS CARD BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THEN THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4.

1. ELECTION OF CLASS 1 NOMINEE DIRECTORS (with exceptions noted).

   Nominees: R. Denny Alexander, Sidney M. Gutierrez, Kevern R. Joyce

   / / FOR ALL NOMINEES    / / WITHHOLD AUTHORITY                          *INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
                               FOR ALL NOMINEES*                            NOMINEE LISTED, WRITE THE NOMINEE'S NAME ON THE LINE
- ------------------------------------------------------------                TO THE LEFT BELOW.

2. APPROVAL OF TNPE EQUITY INCENTIVE PLAN.
                                                                           (Does Human Resources have your current
   FOR  / /            AGAINST  / /            ABSTAIN  / /                address? If not, please provide.)
                                                                           ----------------------------------------------
3. APPROVAL OF TNPE NONEMPLOYEE DIRECTOR STOCK PLAN.                       ----------------------------------------------
                                                                           ----------------------------------------------
   FOR  / /            AGAINST  / /            ABSTAIN  / /                (If you have written in the above space, please
                                                                           mark the corresponding box on the reverse side
(Continued and to be voted and signed on reverse side.)                    of this card.)

- --------------------------------------------------------------------------------



- --------------------------------------------------------------------------------

                         (Continued from reverse side.)

4. RATIFICATION OF APPOINTMENT OF KPMG PEAT MARWICK as Independent Auditors for 1995.

           FOR  / /            AGAINST  / /            ABSTAIN  / /

5. In their discretion, the proxies are authorized to vote upon any other business that properly comes before the 1995 annual meeting and adjournments of that meeting, subject to limitations set forth in applicable regulations under the Securities Exchange Act of 1934.

/ / CHANGE OF ADDRESS
                                              _________________________________
                                                         Signature(s)

                                              DATE:____________________________

                                              _________________________________
                                                         Signature(s)
                                              DATE:____________________________

                                              INSTRUCTION: Please sign exactly
                                              as the shareholder's name appears
                                              on this proxy card. When shares
                                              are held jointly by two persons,
                                              both should sign. When signing as
                                              attorney, executor, administrator,
                                              trustee, guardian, officer,
                                              partner, or similar fiduciary or
                                              authority, please state the
                                              capacity in which you are signing.

- --------------------------------------------------------------------------------
PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED,
                           POSTAGE PREPAID ENVELOPE.
- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------